Exhibit 99.1

Boyd Bros. Reports Third Quarter Results

    CLAYTON, Ala.--(BUSINESS WIRE)--Oct. 31, 2003--Boyd Bros. Transportation Inc. (NASDAQ/SmallCap: BOYD) today reported financial results for the third quarter and nine-month period ended September 30, 2003.
    Operating revenues for the third quarter ended September 30, 2003, rose 2% to $34,123,212 from $33,518,768 in the comparable period last year. The Company posted a net loss for the third quarter of $421,516 or $0.16 per diluted share versus net income of $495,074 or $0.18 per diluted share in the same period last year.
    For the first nine months of 2003, operating revenues rose 4% to $101,068,819 from $97,144,652 in the same period last year. Net income for the first nine months of 2003 was $228,241 or $0.08 per diluted share versus $814,493 or $0.29 per diluted share in the first nine months of 2002.
    The Company's WTI division, which is primarily structured using owner-operators, accounted for all of Boyd Bros.' revenue growth in the third quarter as the Boyd division, in which about three-fourths of the equipment is company-owned, experienced a slight decline in operating revenues for the quarter. Included in third quarter operating revenues were fuel surcharges totaling $797,308 and $338,079 in 2003 and 2002, respectively. Logistics revenues totaled $2,253,925 in the third quarter of 2003 versus $1,960,202 in the third quarter of 2002. Operating revenues for the first nine months of 2003 included fuel surcharges totaling $2,812,162 versus $624,066 in the comparable 2002 period. Logistics revenues totaled $7,414,557 in the first nine months of 2003 versus $5,338,307 in the first nine months of 2002.
    The Company's third quarter loss and lower year-to-date profits primarily reflected higher insurance and claims expense related to the establishment of preliminary reserves for two accidents during the quarter, involving Boyd division company-owned trucks, which resulted in third-party fatalities. The Company is largely self-insured for such accident claims. Also during the quarter, the Boyd division increased its provision for potential bad debts by approximately $460,000 on owner-operator leases. These items, along with higher owner-operator costs related to increased revenues in the WTI division, were partially offset by moderating fuel costs across the Company's operations and lower interest expense.
    Commenting on the announcement, Gail B. Cooper, President and Chief Executive Officer, said, "During the third quarter, we witnessed several encouraging trends that reinforce our view that the economy - and our markets - continue to strengthen. Revenues from our WTI division advanced 22% for the quarter versus the same period last year while logistics revenues increased 15%. On the cost side, we were pleased to see the price of diesel fuel continue to decline from peak levels earlier this year, resulting in overall lower fuel costs for the quarter.
    "Despite these generally favorable developments, the quarter was not without its challenges," Cooper continued. "Obviously, our greatest concern now centers on those affected by the two accidents that occurred during the quarter. While investigations of the events are ongoing, we considered it prudent to strengthen our insurance reserves during the quarter. We also determined during the quarter that an addition to our reserve was needed for possible losses on sales-type leases, which we have entered into with many of our owner-operators, considering the higher turnover we have experienced among our owner-operators. However, we remain hopeful that these steps, together with the outlook for continued strengthening in the economy, will help put us back on course for a return to profitable operations in the fourth quarter and for the full year 2003."
    Boyd Bros. Transportation Inc. is one of the largest flatbed trucking companies in the United States. The Company provides transportation services to high-volume, time-sensitive customers, primarily in the steel and building materials industries, and operates throughout most of the continental United States. For more information about the Company, visit Boyd Bros. on the Internet at www.boydbros.com.
    With the exception of historical information, the matters discussed and statements made in this release constitute "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Specifically, this release contains forward-looking statements regarding expectations for the performance of the freight business and the economy and results in future quarters and for the year. Whenever possible, the Company has identified these forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934) by words such as "hopeful," "outlook, " "expects," "anticipates," "may," "believes," "projects," "intends," and words of similar import. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there can be no assurance that business conditions and the economy will improve, including the transportation and construction sectors in particular; that costs associated with increased insurance and claims costs, and liability claims for which the Company is self-insured will not have a material adverse effect on the Company; that the Company will be able to control internal costs, particularly rising fuel costs that may or may not be passed on to the Company's customers; or that departures and defaults by owner-operators will not have a material adverse effect on the Company. These assumptions, risks and uncertainties included, but are not limited to, those discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



                    BOYD BROS. TRANSPORTATION INC.
              Unaudited Consolidated Statements of Income

                   Three Months Ended           Nine Months Ended
                      September 30,                September 30,
                -------------------------   --------------------------
                   2003          2002           2003         2002
                -----------   -----------   ------------  -----------
Operating
  revenues      $34,123,212   $33,518,768   $101,068,819  $97,144,652
Operating
  expenses       34,551,496    32,176,948     99,744,806   94,327,216
                -----------   -----------   ------------  -----------
Operating (loss)
  income           (428,284)    1,341,820      1,324,013    2,817,436
Other expense      (321,185)     (515,494)      (960,930)  (1,419,642)
                -----------   -----------   ------------  -----------
(Loss) income
  before provision
  for income
  taxes            (749,469)      826,326        363,083    1,397,794
(Benefit)
  provision for
  income taxes     (327,953)      331,252        134,842      583,301
                -----------   -----------   ------------  -----------
Net (loss)
  income        $  (421,516)  $   495,074   $    228,241  $   814,493
                ===========   ===========   ============  ===========
Net (loss)
  income per
  share-basic   $     (0.16)  $      0.18   $       0.08  $      0.30
                ===========   ===========   ============  ===========
Net (loss)
  income per
  share-diluted $     (0.16)  $      0.18   $       0.08  $      0.29
                ===========   ===========   ============  ===========
Weighted average
  shares
  outstanding:
    Basic         2,711,393     2,706,781      2,710,914    2,709,122
    Diluted       2,711,393     2,825,674      2,951,079    2,767,228

                    BOYD BROS. TRANSPORTATION INC.
                 Unaudited Consolidated Balance Sheets

                                                   September 30,
                                            --------------------------
                                                2003          2002
                                            ------------   -----------
Current assets                              $ 18,914,585   $19,018,496
Property and equipment, net                   52,052,966    56,044,171
Other assets                                  13,303,655    10,387,843
                                            ------------   -----------
  Total assets                              $ 84,271,206   $85,450,510
                                            ============   ===========

Current liabilities                         $ 26,150,736   $22,752,901
Long-term debt                                20,739,175    22,360,460
Deferred income taxes                         11,423,915    14,272,229
Stockholders' equity                          25,957,380    26,064,920
                                            ------------   -----------
  Total liabilities and stockholders'
    equity                                  $ 84,271,206   $85,450,510
                                            ============   ===========

    CONTACT: Boyd Bros. Transportation Inc., Clayton
             Richard C. Bailey, 334-775-1221